UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2025

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Power Integrations, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-23441	94-3065014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (408) 414-9200

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	POWI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Transition

As previously reported on a Current Report on Form 8-K dated February 7, 2025, the Board of Directors (the “Board”) of Power Integrations, Inc. (the “Company”) retained an executive search firm to assist in identifying the Company’s next Chief Executive Officer to succeed Balu Balakrishnan, its current President and Chief Executive Officer, who has served in this role since 2002 and has been with the Company since 1989. The Company has selected Jennifer Lloyd, PhD as the next President and Chief Executive Officer of the Company and entered into agreements with each of Dr. Lloyd and Mr. Balakrishnan to effect this leadership transition, as summarized below. Upon the election of Dr. Lloyd as Chief Executive Officer of the Company and a member of the Board, Mr. Balakrishnan will become Executive Chairman of the Board; he will serve in this capacity at the request of the Board until February 2026 to ensure continuity and an efficient leadership transition. Thereafter, in light of the technical nature of the Company’s business and Mr. Balakrishnan’s long history with the Company, he will serve as a consultant to the Company, providing expertise and guidance with respect to patent litigation matters as well as R&D and innovation initiatives that the Board believes are important to the Company’s future success.

The below summaries and descriptions of each of the Lloyd Employment Agreements (as defined below) and the Balakrishnan Agreements (as defined below) do not purport to be complete and are qualified in their entirety by reference to, and should be read in conjunction with, the full text of the Lloyd Employment Agreements and the Balakrishnan Agreements to be filed as exhibits to the Company’s next quarterly report on Form 10-Q.

Announcement of New President, Chief Executive Officer and Director

On July 11, 2025, the Board elected Dr. Lloyd as the Company’s President and Chief Executive Officer, increased the authorized number of members of the Board from eight to nine directors, and appointed Dr. Lloyd as a member of the Board, in each case, effective upon Dr. Lloyd’s commencement of employment with the Company that is currently scheduled for July 21, 2025.

Dr. Lloyd, 57, was selected to serve as the Company’s President and Chief Executive Officer based on her extensive industry knowledge, highly relevant technical and business experience and familiarity with the Company, having previously served as a member of the Board from April 2021 to October 2022. From 1997 until July 2025, Dr. Lloyd served in a succession of increasingly senior technical and management roles at Analog Devices, Inc. (“Analog”), a global semiconductor leader. Most recently, she was corporate vice president leading Analog’s multi-market power business unit. Prior roles included leadership of Analog’s precision franchise and its healthcare and consumer unit. Dr. Lloyd holds doctoral, master’s, and bachelor’s degrees in electrical engineering and computer science from the Massachusetts Institute of Technology.

There are no arrangements or understandings between Dr. Lloyd and any other persons pursuant to which she was appointed President, Chief Executive Officer and director. There are no family relationships between Dr. Lloyd and any director or executive officer of the Company, and Dr. Lloyd does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Dr. Lloyd

In connection with the election of Dr. Lloyd as the Company’s President and Chief Executive Officer, Dr. Lloyd entered into an employment agreement with the Company on July 11, 2025, and an executive officer benefits agreement (together, the “Lloyd Employment Agreements”), in each case, to be effective upon Dr. Lloyd’s commencement of employment with the Company. The Lloyd Employment Agreements provide Dr. Lloyd with the following compensation and other benefits:

●	Base Salary - Dr. Lloyd will have an annual base salary of $650,000, less applicable withholdings, which shall be payable in accordance with the Company’s normal payroll practices.
●	Annual Equity Awards - Dr. Lloyd will be eligible to receive the following equity awards, each of which will be subject to the Company’s Amended and Restated 2016 Incentive Award Plan or an inducement plan with substantially similar terms (collectively, the “Incentive Award Plan”) and the applicable grant agreement:
o	an annual performance incentive award for 2025 in the form of performance stock units (“PSUs”) in a value pro-rated from a full year value of $812,500 for the portion of the 2025 calendar year in which she is employed by the Company (“Target PSUs”). The PSUs will be subject to the terms and conditions of the Company’s 2025 PSU Plan providing for PSU vesting based on achievement of performance conditions for the 2025 calendar year, and the actual number of PSUs that will vest can vary from 0 to 200% of the Target PSUs.

o	restricted stock units (“RSUs”) award in the value of $2,500,000. The RSUs will vest over four years from the date Dr. Lloyd commences employment with the Company, with 25% of the RSUs vesting on the first anniversary of Dr. Lloyd’s start date, and with an additional 25% of the RSUs vesting on each subsequent anniversary of Dr. Lloyd’s start date, until the RSUs are fully vested after four years, subject in each case to Dr. Lloyd’s continued full-time service through the applicable vesting date.
o	long-term performance stock units (“PRSUs”) in the value of $2,500,000 (“Target PRSUs”). The PRSUs will be subject to the terms and conditions of the Company’s 2025 PRSU Plan providing for PRSU vesting based on achievement of performance conditions over the three-year period starting from January 1, 2025, and the actual number of PRSUs that will vest can vary from 0 to 200% of the Target PRSUs.
●	Sign-on Equity Grant - Contingent upon her joining the Company as President and Chief Executive Officer on or prior to July 21, 2025, Dr. Lloyd will receive a signing bonus in the form of RSUs pursuant to the Incentive Award Plan in the value of $1,000,000, with 50% of such RSUs vesting upon the twelve (12) month anniversary of Dr. Lloyd’s start date and 50% of such RSUs vesting upon the twenty-four (24) month anniversary of Dr. Lloyd’s start date, subject in each case to Dr. Lloyd’s continued full-time service through the applicable vesting date. This award is intended to make Dr. Lloyd whole for a portion of equity awards forfeited upon resignation from her prior employer.
●	Executive Officer Benefits Agreement - Dr. Lloyd will be entitled to receive certain benefits under the terms of her Executive Officer Benefits Agreement, which will take effect upon her commencement of employment with the Company. Outside of the change of control context, in the event Dr. Lloyd is terminated without “cause” or resigns for “good reason” her severance benefits include (1) a cash payment equal to twelve months of her annual base salary then in effect, (2) a cash payment equal to the prorated portion of her then outstanding annual performance award of PSUs measured as of the date of termination at the applicable target (i.e. 100%) performance level in effect as of the date of the termination, (3) a cash payment equal to 100% of the value of her then outstanding annual performance award of PSUs at the applicable target (i.e. 100%) performance level in effect as of the date of termination, and (4) prorated vesting, based upon the number of days of her employment during the applicable performance period for such awards, of then outstanding PRSUs at such performance level as is determined by the Board or its Compensation Committee. Dr. Lloyd would also be entitled to the Company’s payment of COBRA premiums for up to 12 months following such cessation of employment subject to certain limitations. In the event Dr. Lloyd is terminated without “cause” or resigns for “good reason” within three months prior to or twelve months following a change of control, her severance benefits include (1) a cash payment equal to twenty four months of her annual base salary then in effect, (2) a cash payment equal to the prorated portion of her then outstanding annual performance award of PSUs measured as of the date of termination at the applicable target (i.e. 100%) performance level in effect as of the date of termination, (3) a cash payment equal to 200% of the value of her then outstanding annual performance award of PSUs at the applicable target (i.e. 100%) performance level in effect as of the date of termination, (4) fully accelerated vesting for then outstanding RSUs, and (5) accelerated vesting of any then outstanding PRSUs at the applicable target (i.e. 100%) performance level. Dr. Lloyd would also be entitled to the Company’s payment of COBRA premiums for up to 24 months following such cessation of employment subject to certain limitations. Dr. Lloyd will also be entitled to retirement benefits once she has served the Company for 10 years subject to certain conditions on a termination that does not trigger the severance benefits described above. These retirement benefits include vesting of a pro-rated portion of any outstanding PSUs under the annual performance award and PRSUs, based upon the number of days of her employment during the applicable performance period for such awards, at such performance level as is determined by the Board or its Compensation Committee. In the event of Dr. Lloyd’s death or permanent disability during employment when Dr. Lloyd is otherwise eligible for retirement benefits, Dr. Lloyd or her legal representative will receive the retirement benefits in connection with termination of her employment. The term “change of control” is defined as an acquisition by any person of beneficial ownership of 50% or more of the Company’s outstanding shares of common stock or the combined voting power of the Company’s then-outstanding securities, certain mergers or other business combinations involving the Company, the sale of more than 50% of the Company’s consolidate assets, dissolution or liquidation of the Company, or a change in the majority of the incumbent members of the Board within a two-year period (except changes in the Board’s composition approved by a majority of incumbent directors). “Cause” includes, among other acts, a material act of theft, dishonesty, fraud, falsification of records, improper disclosure of confidential information, a material violation of material company policy, an action intentionally causing or reasonably expected to cause harm to the reputation and standing of the Company, gross negligence or willful misconduct in the performance of assigned duties, or conviction of a felony causing material harm to the reputation and standing of the Company; provided that Dr. Lloyd will have thirty days to cure any such circumstances unless the Board determines that they cannot be cured. “Good reason” includes any of the following without Dr. Lloyd’s approval: a material decrease in base salary or target opportunity for Dr. Lloyd’s annual performance award (other than a general decrease that affects a majority of the Company’s then senior executives in substantially the same proportions), a demotion or material reduction in position or responsibility or duties, relocation of Dr. Lloyd’s work place to a location more than 50 miles from her current work place or a material adverse change in working conditions or established working hours which persist for a period of six months or any material breach of the agreement by the Company. All payments and distributions described in this paragraph are subject to reduction for applicable withholding. In the event that any payments and benefits to be paid or provided to Dr. Lloyd would constitute “parachute payments” under Section 280G of the Code, they will be subject to reduction to the extent that Dr. Lloyd would be better off on an after-tax basis after such reduction.

Transition of Chief Executive Officer to Executive Chairman

On July 11, 2025, Balu Balakrishnan agreed to resign from his position as Chief Executive Officer and President of the Company as of the end of the day immediately prior to Dr. Lloyd’s commencement of employment with the Company (the date of Dr. Lloyd’s commencement of employment is referred to hereinafter as the “Transition Date” and expected to be July 21, 2025 as described above) while continuing his role as member and Executive Chairman of the Board of Directors. Mr. Balakrishnan has confirmed that his resignation as the Chief Executive Officer and President of the Company was not the result of any disagreement with or about the Company, its operations, policies or practices.

In connection with Mr. Balakrishnan’s transition to Executive Chairman, on July 11, 2025, the Company and Mr. Balakrishnan entered into a transition agreement (“Transition Agreement”) and a consulting agreement (the “Consulting Agreement” and, together with the Transition Agreement, the “Balakrishnan Agreements”). Among other things, the Balakrishnan Agreements provide that:

●	Following the Transition Date, Mr. Balakrishnan will continue employment with the Company as Executive Chairman of the Board on a transitional basis through February 1, 2026 (the “Anticipated Separation Date” and the period between (and including) the Transition Date and the Anticipated Separation Date shall be referred herein as the “Transition Period”) in order to facilitate the leadership transition, ensure continuity and support the new leadership team. Following the Anticipated Separation Date, there are no arrangements or understandings between Mr. Balakrishnan and the Company with respect to his continued service on the Board. Any future service on the Board will be subject to the nomination process applicable to all Board nominees, including Nominating and Governance Committee recommendation and Board approval of his nomination and subsequent stockholder approval.
●	Through the Transition Period, Mr. Balakrishnan will be paid a salary at a rate of $375,000 per year, less applicable withholdings, which shall be payable in accordance with the Company’s normal payroll practices for the period of Mr. Balakrishnan’s service during the Transition Period.
●	In the event that Mr. Balakrishnan remains an employee through the Anticipated Separation Date, pursuant to the Transition Agreement, Mr. Balakrishnan will transition to a consulting role with the Company beginning upon the Anticipated Separation Date (the “Consulting Start Date”) and ending upon the earlier of (i) February 2, 2029 and (ii) termination of the Consulting Agreement by either party ((i) and (ii), together, the “Consulting Separation Date” and the period between (and including) the Consulting Start Date and the Consulting Separation Date shall be referred to herein as the “Consulting Period”). The Company believes Mr. Balakrishnan’s continued assistance, technical expertise, cooperation and guidance with respect to important ongoing litigation matters that are of indeterminate length is essential to permit the Company to mount vigorous defenses given the highly technical nature of the subject matter of the litigation and his years of experience in this area, and believes that Mr. Balakrishnan’s support, advice and assistance with respect to pending R&D matters and innovation initiatives will be extremely valuable to the Company and its leadership team.
●	Each of Mr. Balakrishnan’s outstanding equity awards by their original terms are eligible to vest based on service during the Transition Period and Consulting Period, subject to his continuous service, the terms and conditions of the Incentive Award Plan, and the applicable award agreements. The vast majority of these awards are subject to performance criteria established at the time of grant and will only be earned if such criteria are met at the conclusion of the applicable performance period. The Company is not providing, and does not expect to provide in the future, Mr. Balakrishnan with any additional compensation for service during the Consulting Period.

The Company expects to record in the third quarter of 2025, net stock compensation expense in the range of $14 to $17 million related to the continued vesting of the outstanding awards as the services to be performed during the Transition Period and Consulting Period do not qualify as “substantive services” under ASC 718, Compensation–Stock Compensation.

●	The Transition Agreement amends the Chief Executive Officer Benefits Agreement, dated May 1, 2014, by and between the Company and Mr. Balakrishnan, as amended (the “Balakrishnan EOBA”) to terminate certain provisions related to severance benefits. These terminated provisions previously provided for: cash severance in the event of termination of Mr. Balakrishnan’s employment, other than for cause, or Mr. Balakrishnan’s resignation for good reason (a “qualifying termination”), equal to two years of salary and 200% of the cash value of then outstanding PSUs at the maximum achievable performance level for a qualifying termination on or within 18 months after a change of control (a “CoC qualifying termination”) or one year of salary and 100% of the cash value of then outstanding PSUs at the maximum achievable performance level for a qualifying termination outside the context of a change of control (a “non-CoC qualifying termination”); payment of COBRA premiums for up to two years for a CoC qualifying termination or up to one year for a non-CoC qualifying termination; and retirement benefits other than in the event of a termination due to death or permanent disability (including retirement benefits with respect to accelerated vesting of equity awards and medical and dental coverage). Mr. Balakrishnan’s right to accelerated vesting of equity awards on a change of control that occurs after a non-CoC qualifying termination has been limited to change of control events occurring within three months following such a termination. At the end of the day on the Anticipated Separation Date, the Transition Agreement further amends the Balakrishnan EOBA to provide that Mr. Balakrishnan will no longer be eligible for stated EOBA benefits in the event of his death or permanent disability. The definition of “cause” in the Balakrishnan EOBA was also amended to include a material breach by him of any agreement by and between the Company and Mr. Balakrishnan, including the Transition Agreement and the Consulting Agreement.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release of Power Integrations, Inc., dated July 14, 2025
Exhibit 104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

Dated:	July 17, 2025	By:	/s/ SANDEEP NAYYAR
Sandeep Nayyar
Chief Financial Officer

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